UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 14, 2014

WELLCARE HEALTH PLANS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32209	47-0937650
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)
8735 Henderson Road, Renaissance One
	Tampa, Florida	33634
	(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (813) 290-6200

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.
On January 14, 2014, WellCare Health Plans, Inc. (“WellCare”) received confirmation that Amendment #18 (“Amendment #18”) to Contract No. 0654 (“Contract 0654”) between the Georgia Department of Community Health (“DCH”) and WellCare of Georgia, Inc. (“WCGA”), a wholly-owned subsidiary of WellCare, has been finalized.
Amendment #18 sets forth the updated table of rates payable to WCGA under Contract 0654 retroactively effective to July 1, 2013, through June 30, 2014. WellCare has requested confidential treatment of the specific rate information. However, as previously disclosed WellCare estimates that Amendment #18 will result in an overall rate increase under Contract 0654 as of July 1, 2013, of approximately 2.3% as compared with the rates payable to WCGA on June 30, 2013.
As previously disclosed, Amendment #17 to Contract No. 0654 contained a rate increase for the period from January 1, 2013, through June 30, 2013 related to the enhanced payments to primary care providers WCGA is required to make under the Patient Protection and Affordable Care Act (“ACA”). WellCare estimates that the rates payable to WCGA under Amendments #17 and #18 result in an overall rate increase as of July 1, 2013, of approximately 7% as compared to the rates payable to WCGA on December 31, 2012.
These amendments do not address the reimbursement to WellCare of Georgia for the health insurance industry fee that will become payable beginning in 2014 under the ACA. The Company continues to discuss reimbursement of this fee with many of its Medicaid state clients, including Georgia. The Company continues to anticipate that it will be reimbursed for this fee by its state clients.
The foregoing description does not purport to be a complete description of the parties’ rights and obligations under Contract No. 0654 or Amendment #18. The above description is qualified in its entirety by reference to Amendment #18, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.
Cautionary Statement Regarding Forward-Looking Statements
The information furnished in this Current Report on Form 8-K contains “forward-looking” statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” and similar expressions are forward-looking statements. For example, WellCare’s estimate of the overall rate increases under Amendments #17 and #18 as of July 1, 2013 and its anticipation that it will be reimbursed for the health insurance industry fee, are forward-looking statements. Forward-looking statements involve known and unknown risks and uncertainties that may cause WellCare’s actual future results to differ materially from those projected or contemplated in the forward-looking statements. These risks and uncertainties include, but are not limited to, future changes in health care law, WellCare’s ability to estimate and manage medical benefits effectively, the demographic mix of members in WCGA’s plan, future changes in the Georgia Medicaid program and the Company’s ability to negotiate rate adjustments with DCH.
Additional information concerning these and other important risks and uncertainties can be found under the captions “Forward-Looking Statements” and “Risk Factors” in WellCare’s Annual Report on Form 10-K for the year ended December 31, 2012 and WellCare’s Quarterly Report on Form 10-Q for the period ended September 30, 2013 and other subsequent filings by WellCare with the U.S. Securities and Exchange Commission, which contain discussions of WellCare’s business and the various factors that may affect it. WellCare undertakes no duty to update these forward-looking statements to reflect any future events, developments, or otherwise.
Item 9.01    Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description
10.1	Amendment No. 18 to Contract 0654 by and between the Georgia Department of Community Health and WellCare of Georgia, Inc.*
*Portions of this exhibit have been omitted pursuant to a request for confidential treatment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 21, 2014	WELLCARE HEALTH PLANS, INC. /s/ Lisa G. Iglesias
Lisa G. Iglesias
Senior Vice President, General Counsel and Secretary

Exhibit Index

Exhibit Number	Description
10.1	Amendment No. 18 to Contract 0654 by and between the Georgia Department of Community Health and WellCare of Georgia, Inc.*
*Portions of this exhibit have been omitted pursuant to a request for confidential treatment.